Morgan Stanley Institutional Fund Trust
Corporate Bond Portfolio
Exhibit 77D: Policies with respect to security investments


Morgan Stanley Institutional Fund Trust
Corporate Bond Portfolio made those changes to its investment strategies described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on March 1, 2018 (accession number
0001104659-18-013801) and incorporated by
reference herein.